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                                                                       EXHIBIT 5

June 11, 1996

National Rural Utilities Cooperative
  Finance Corporation
2201 Cooperative Way
Herndon, Virginia 22071

Dear Sirs:

     We have acted as counsel for National Rural Utilities Cooperative Finance Corporation (the "Company") in connection with the proposed public offering from time to time, directly to purchasers or through agents or underwriters to be designated from time to time, of debt securities (the "Debt Securities") and/or Warrants to Purchase Debt Securities of the Company, such Debt Securities to be issued under an Indenture dated as of December 15, 1987, as supplemented by a First Supplemental Indenture dated as of October 1, 1990 (as so supplemented, the "Indenture"), between the Company and Harris Trust and Savings Bank, as successor Trustee, as contemplated in the Company's Registration Statement filed on Form S-3 on the date hereof pursuant to Rule 415 under the Securities Act of 1933 (the "Registration Statement"). We submit this opinion for use as Exhibits 5 and 8 to the Registration Statement and hereby consent to the use of this opinion in the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus.

     We have investigated the corporate status of the Company and have examined the corporate proceedings authorizing the creation and issuance of the Debt Securities.

     Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that the Debt Securities, when duly authorized and executed by the Company and authenticated by or on behalf of the Trustee pursuant to the terms of the Indenture, and issued for value in accordance with the terms of the Indenture and applicable resolutions of the Board of Directors of the Company, will be the validly issued, binding obligations of the Company.

     In our opinion, the discussions under the caption "United States Taxation" in the Prospectus included as part of the Registration Statement are correct in all material respects.

                                          Very truly yours,




                                          Milbank, Tweed, Hadley & McCloy